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                                                                   EXHIBIT 10.47

                         HORSESHOE GAMING HOLDING CORP.

                              EQUITY INCENTIVE PLAN

Section 1. PURPOSE OF THE PLAN

         The purpose of the Horseshoe Gaming Holding Corp. Equity Incentive Plan (the "Plan") is to further the interests of Horseshoe Gaming Holding Corp. (the "Corporation") and its shareholders by providing long-term performance incentives to those key employees of the Corporation and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Corporation and its Subsidiaries.

Section 2. DEFINITIONS

                  For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Affiliate" means (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of its Subsidiaries, including, without limitation, Jack Binion, Peri Cope Howard and Phyllis Cope, (ii) any spouse, immediate family member or relative of any person described in clause (i) above, (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest, and (iv) any trust established by any person described in clause (i) or (ii) above, whether or not such person has a beneficial interest in such trust. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise or (b) the beneficial ownership of 10% or more of any class of Voting Equity Interests of a person.

         (b) "Award" means any Option, SAR (including a Limited SAR), Restricted Common Stock, Common Stock granted as a bonus or in lieu of other awards, other Common Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

         (c) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

         (d) "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.


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         (e)      "Change of Control" means and includes each of the following occurring after the effective date of this Plan:

                  (i) prior to the completion of an Initial Public Offering by the Corporation, the failure at any time of Excluded Persons as a group to own and control at least 40% of the issued and outstanding Equity Interests of the Company;

                  (ii) after the completion of an Initial Public Offering by the Corporation, the acquisition, in one or more transactions, of beneficial ownership by (i) any person or entity (other than an Excluded Person) or (ii) any group of persons or entities (excluding any group in which Excluded Persons beneficially own in the aggregate at least 75% of the equity and voting interests beneficially owned by the group) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange
                  Act), in either case, of Equity Interests of the Corporation such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 30% or more of the voting power of Equity Interests of the Corporation entitled to vote in the election of directors of the Company then outstanding; provided, however, that no Change of Control shall be deemed to have occurred if (x) Excluded Persons beneficially own, in the aggregate, at such time, a greater percentage of the total voting power of Equity Interests of the Corporation entitled to vote in the election of directors of the Corporation than such other person, entity or group or (y) at the time of such acquisition, Excluded Persons (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of the Board of Directors of the Corporation;

                  (iii) any merger or consolidation of the Corporation with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all assets of the Corporation, on a consolidated basis, in one transaction or a series of related transactions, if immediately after giving effect to such transaction or transactions, any person or group (excluding any group in which Excluded Persons beneficially own in the aggregate at least 75% of the equity and voting interests beneficially owned by the group) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of Equity Interests of the surviving or transferee person; provided, however, that no Change of Control shall be deemed to have occurred if (A) Excluded Persons beneficially own, in the aggregate, at such time, (x) 40% or more of the total voting power of Equity Interests of the surviving or transferee person and (y) a greater percentage of the total voting power of Equity Interests of the surviving or transferee Person than such other person or group or (B) after giving effect to such transaction, Excluded Persons (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of the Board of Directors of the Company;

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                  (iv) during any period of 12 consecutive months after the
                  effective date of the Plan, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors), cease for any reason to constitute a majority of the Board of Directors of the Company then in office, or

                  (v) the Company adopts a plan of liquidation.

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Equity Interest" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Capital Stock issued by, or partnership, participation or membership interests in, such Person.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (i) "Excluded Person" means (a) Jack Binion, (b) Phyllis Cope, (c) Peri Cope Howard, or (d) any Affiliate (where the determination of Affiliate is made without reference to clause
                  (b) of the definition of such term) of the persons described in clause (a), (b) or (c) above.

         (j) "Fair Market Value" means, with respect to Common Stock, Awards, or other property, the fair market value of such Common Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Board in good faith and in accordance with applicable law. Unless and until determined otherwise by the Board, the Fair Market Value of Common Stock shall be determined pursuant to the methodology and procedures set forth on Exhibit A to this Plan.

         (k) "Initial Public Offering" or "IPO" means a bona fide underwritten initial public offering of Capital Stock of the Company for cash pursuant to an effective registration under the Securities Act.

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         (l)      "Limited SAR" means an SAR exercisable only for cash upon a
                  Change of Control or other event, as specified by the Board.

         (m)      "Option" means a right granted to a Participant pursuant to
                  Section 6(b) to purchase Common Stock at a specified price during specified time periods.

         (n) "Restricted Common Stock" means Common Stock awarded to a Participant pursuant to Section 6(c) that may be subject to certain restrictions and to a risk of forfeiture.

         (o) "SAR" or "Common Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(d) to be paid an amount measured by the appreciation in the Fair Market Value of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Common Stock or as specified in the Award, as determined by the Board.

         (p) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Corporation.

         (q) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of (i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in this clause
                  (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

Section 3. ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). Any action of the Board in administering the Plan shall be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and members of the Corporation.

         Subject to the provisions of the Plan, the Board shall have full and final authority in its discretion: (a) to select the key employees who will receive Awards pursuant to the Plan ("Participants"); (b) to determine the type or types of Awards to be granted to each Participant; (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to

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transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Board shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Common Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

Section 4. PARTICIPATION IN THE PLAN

         Participants in the Plan shall be selected by the Board from among the key employees of the Corporation and its Subsidiaries.

Section 5. PLAN LIMITATIONS; COMMON STOCK SUBJECT TO THE PLAN

         Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of the Class A Common Stock, $0.01 par value, of the Corporation (the "Common Stock") available for issuance as Awards under the Plan shall not exceed 2,500 shares of Common Stock.

         No Award may be granted if the number of shares of Common Stock to which such Award relates, when added to the number of shares of Common Stock previously issued under the Plan and the number of shares of shares of Common Stock which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares of Common Stock available for issuance pursuant to the Plan. If any shares of Common Stock subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares of Common Stock to the Participant, any shares of Common Stock counted against the number of shares of Common Stock available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Board may adopt procedures for the counting of shares of Common Stock relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares of Common Stock actually distributed differs from the number of shares of Common Stock previously counted in connection with such Award.

Section 6. AWARDS

         (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the

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provisions of the Plan, as the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Board shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

         (b) Options. The Board may grant Options to Participants on the following terms and conditions:

             (i) Exercise Price. The exercise price of each Option shall be determined by the Board at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any Option shall not be less than the Fair Market Value of the Common Stock covered thereby at the time the Option is granted.

             (ii) Time and Method of Exercise. The Board shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Common Stock, or by any combination of cash and Common Stock, including, without limitation, cash, Common Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Common Stock will be delivered or deemed to be delivered to Participants.

         (c) Restricted Common Stock. The Board is authorized to grant Restricted Common Stock to Participants on the following terms and conditions:

             (i) Restricted Period. Restricted Common Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Board, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Board may determine.

             (ii) Forfeiture. Restricted Common Stock shall be forfeitable to the Corporation upon termination of employment during the applicable restricted periods. The Board, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Board determines that such action is in the best interests of the Corporation.

             (iii) Certificates for Common Stock. Restricted Common Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Common Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Common Stock.

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             (iv) Rights as a Common Stockholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a Common Stockholder of the Corporation with respect to Restricted Common Stock awarded to him or her, including, without limitation, the right to vote such Common Stock and the right to receive all dividends or other distributions made with respect to such Common Stock. If any such dividends or distributions are paid in Common Stock, the Common Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Common Stock with respect to which the Common Stock has been distributed.

         (d) Common Stock Appreciation Rights. The Board is authorized to grant SARs to Participants on the following terms and conditions:

             (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over
(B) the grant price of the SAR as determined by the Board as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Common Stock on the date of grant.

             (ii) Other Terms. The Board shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(d), as the Board may determine. Limited SARs may be either freestanding or in tandem with other Awards.

         (e) Other Common Stock-Based Awards. The Board is authorized, subject to limitations under applicable law, to grant to Participants such other Common Stock-Based Awards in addition to those provided in Sections 6(b), (c) and (d) hereof, as deemed by the Board to be consistent with the purposes of the Plan. The Board shall determine the terms and conditions of such Awards. Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(e) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Board shall determine.

         (f) Cash Payments. The Board is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Common Stock-Based Award. The Board shall determine the terms and conditions of such Awards.


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Section 7. ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

         (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Corporation or any Subsidiary, or any business entity acquired by the Corporation or any Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. If an Award is granted in substitution for another Award or award, the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Common Stock:

             (i) granted in substitution for an outstanding Award or award (including, without limiting the generality of the foregoing, options and other awards previously made to any employee of Horseshoe Gaming LLC, a Subsidiary), shall be not less than the lesser of (A) the Fair Market Value of a share of Common Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

             (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Common Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

         (b) Exchange and Buy Out Provisions. The Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Common Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Board shall determine and communicate to a Participant at the time that such offer is made.

         (c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board.

         (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Board.

         (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Corporation or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Board shall determine, including, without limitation, cash, Common Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Board. (Such payments may include, without

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limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Board, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Board. The Board may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

         (f) Loan Provisions. With the consent of the Board, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Corporation, the Corporation may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Board shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

         (g) Change of Control. In the event of a Change of Control of the Corporation, all Awards granted under the Plan that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; ACCELERATION IN
           CERTAIN EVENTS

         (a) In the event that the Board shall determine that any dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of Common Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award.

         (b) In addition, the Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

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Section 9. GENERAL PROVISIONS

         (a) Changes to the Plan and Awards. The Board of Directors of the Corporation may amend, alter, suspend, discontinue, or terminate the Plan or the Board's authority to grant Awards under the Plan without the consent of the Corporation's shareholders or Participants; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto; and provided , further, that without the approval of shareholders holding a majority of the voting power of all classes of the common stock of the Corporation then issued and outstanding, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Common Stock subject to the Plan. The Board may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

         The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Board, in its discretion at any time in view of the Board's assessment of the Corporation's strategy, performance of comparable companies, and other circumstances.

         (b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Subsidiary.

         (c) Taxes. The Corporation or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

         (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Corporation or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

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Notwithstanding the foregoing, the Board may, in its discretion, provide that
Awards or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Board may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Board, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Board, and to any additional restrictions deemed necessary or appropriate by the Board.

         (e) No Rights to Awards; No Rights as a Common Stockholder. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a Common Stockholder of the Corporation unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

         (f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Board may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Board alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Corporation, any Subsidiary, any member or any other person.

         (g) Effective Date. The effective date of the Plan is January 1, 1999.

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                                    EXHIBIT A

VALUATION METHODOLOGY:

1.       Compute the Enterprise Value of comparable gaming companies as follows:

         o Compute market value by multiplying trading value of common stock as quoted by the applicable stock exchange at the end of applicable quarter by the total actual outstanding shares.

         o        Add carrying value of any preferred stock, if any

         o        Add total long-term debt

         o        Sum equals "Enterprise Value"

2. Compute EBITDA for the four (4) preceding fiscal quarters of these comparable gaming companies by adding depreciation and amortization to Operating Income.

3. Compute the EBITDA multiple for these comparable gaming companies by dividing Enterprise Value by EBITDA.

4. Determine the MEDIAN multiple of these same comparable gaming companies.

5. Apply the MEDIAN multiple to Horseshoe's preceding four (4) fiscal quarters EBITDA, as calculated above, to determine Enterprise Value.

6. Subtract total long-term debt and the balance in the undistributed capital of all current owners to determine total Fair Market Value.

7. Total Fair Market Value is then divided by total existing outstanding shares plus total issued stock options (whether or not vested) to determine option price.

8.       The comparable gaming companies (including, but not limited to) are:

         o        Argosy

         o        Aztar

         o        Hollywood Park

         o        Park Place

         o        MGM

         o        Mirage

         o        Players

         o        Harrah's

         o        Boyd

         o        Station Casinos

         o        Trump

         o        Mandalay Bay


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